                        Purchase And Assumption Agreement

                                     Between

                             Colonial Trust Company
                                Phoenix, Arizona

                                       And

                         Dubuque Bank And Trust Company
                                  Dubuque, Iowa

                                  And Joined By

                          Heartland Financial USA, Inc.
                                  Dubuque, Iowa

                           Dated as of March 26, 2004

                        Purchase and Assumption Agreement

     This Purchase and Assumption Agreement (this "Agreement") is dated as of March 26, 2004, between Colonial Trust Company, an Arizona trust company ("Colonial"), and Dubuque Bank and Trust Company, an Iowa banking association ("DB&T"), and joined in by Heartland Financial USA, Inc., a Delaware corporation ("Heartland").
                                    Recitals

     A. Colonial is a nondepository trust company organized under the laws of the State of Arizona with its principal offices in Phoenix, Arizona.

     B. DB&T is a banking association with trust powers organized under the laws of the state of Iowa with its principal offices in Dubuque, Iowa.

     C. Heartland is a registered bank holding company with its principal offices in Dubuque, Iowa and owns all of the outstanding common stock of DB&T.

     D. Colonial's operations include two lines of fiduciary activities, a corporate trust division, which it has agreed to sell to an unrelated party, and a personal trust division, also referred to as Colonial's "Wealth Management Group," which is the subject of this Agreement.

     E. Colonial desires to transfer certain assets and certain liabilities related to the personal trust division to DB&T.

     F. DB&T desires to purchase such assets and assume such liabilities from Colonial on the terms and conditions set forth in this Agreement.

     G. Heartland, as the holding company for DB&T, agrees to join in this Agreement for the purposes of certain representations, warranties and covenants as to its business as provided herein.

                                   Agreements

     In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     Section 1.1 Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:

     (a) "Accrued Expenses" means the expenses of Colonial related to the Personal Trust Assets, as reflected on the books of Colonial and accrued and unpaid as of the Closing Date and included in Schedule 2.3(a), the "Schedule of Accrued Expenses."

     (b) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

     (c) "Agency Accounts" means those accounts within the Personal Trust Business that are not Fiduciary Accounts, including accounts for which Colonial acts as agent, custodian, attorney-in-fact, investment advisor and exercises any other duties, powers, and appointments regularly administered by, granted to, or conferred upon banks and companies exercising trust powers established and maintained under Arizona law.

     (d) "A/R Soft Dollar Expense Reimbursement" means the "soft dollars" earned during the applicable period under Colonial's arrangements with each of CAPIS and Fifth Third Bank, all as reflected on Colonial's books and records.

     (e) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in accordance with reasonable commercial practice, without incurring unreasonable expense, in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     (f) "Book Value" means, as to any asset or liability, the value of such asset or liability as reflected on the books and records maintained by Colonial in the Ordinary Course of Business in accordance with GAAP.

     (g) "Business Day" means a day other than a Saturday, a Sunday or a day observed as a holiday by Colonial or DB&T.

     (h) "Closing" means the time at which Colonial will transfer to DB&T, and DB&T will purchase, the Personal Trust Business.

     (i) "Closing Date" means the date of Closing as specified in Section 10.1.

     (j) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (i) the purchase of the Personal Trust Assets; and
(ii) the assumption of the Personal Trust Liabilities.

     (k) "Contract" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding:

         (i) under which a Person has or may acquire any rights;

         (ii) under which such Person has or may become subject to any obligation or liability; or

         (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.

     (l) "Equipment and Personal Property" means the equipment and personal property owned or used in connection with the operations of the Personal Trust Business, including furniture, equipment, computer hardware, and computer software as specified in Schedule 4.17, the "Schedule of Equipment and Personal Property."

     (m) "Excluded Assets" means the assets related to the Personal Trust Business not being purchased by DB&T hereunder, as provided in Section 2.2.

     (n) "FDIC" means the Federal Deposit Insurance Corporation, the primary federal regulator for DB&T.

     (o) "Fiduciary  Accounts"  means all the accounts within the Personal Trust
Business:

         (i) under which Colonial acts or has been named to act as the administrator, co-administrator, executor, co-executor, trustee or co-trustee of or in respect to any estate or trust, guardian of any person or estate that is being administered under applicable Legal Requirement; or

         (ii) arising from Colonial having been named or designated as personal representative in any last will and testament or other writings whenever executed, whether probated or not.

     (p) "Fiduciary and Agency Agreements" means any instrument, indenture, declaration, agreement, testamentary will, Contract, resolution or other agreement under which Colonial acts as an executor, trustee, representative or agent (including a custodian or escrow).

     (q) "Final Purchase Price" means the Purchase Price, adjusted and paid in accordance with Section 10.5.

     (r) "Final Settlement Statement" means the Settlement Statement reflecting the Final Purchase Price, the form of which is included as Exhibit G.

     (s) "GAAP" means, as to the financial statements of the parties, generally accepted accounting principles in the United States, consistently applied.

     (t) "IRS" means the Internal Revenue Service.

     (u) "Knowledge" with respect to:

         (i) an individual, means that such person will be deemed to have "Knowledge" of a particular fact or other matter if: (A) such individual is actually aware of such fact or other matter; or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; and

         (ii) a Person (other than an individual), means that such Person will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has served in the past twelve (12) months as a director, outside advisor, officer, manager, partner, executor or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

     (v)  "Legal  Requirement"  means  any  federal,  state,  local,  municipal,
foreign,  international,   multinational  or  other  Order,  constitution,  law,
ordinance, regulation, rule, policy statement, directive, statute or treaty.

     (w) "Net Accrued WMG Fees Due" is as defined in Section 4.15. The "Schedule of Fees" is Schedule 4.15.

     (x) "Order" means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

     (y) "Ordinary Course of Business" means any action taken by a Person only if such action:

         (i) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (ii) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution; and

         (iii) is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     (z) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.

     (aa) "Personal Trust Assets" means those assets of Colonial to be purchased by DB&T as described in Section 2.1 and as listed in Schedule 2.1.

     (bb) "Personal Trust Business" means the business of the personal trust division of Colonial and includes the assets to be purchased, and the liabilities to be assumed, by DB&T hereunder.

     (cc)   "Personal   Trust   Employees"   has  the   meaning   set  forth  in
Section 7.4(b).

     (dd) "Personal Trust Liabilities" means those liabilities of Colonial related to the Personal Trust Business to be assumed by DB&T as described in
Section 2.3 and as listed in Schedule 2.3.

     (ee) "Personal Trust Receivables" has the meaning provided in Section 4.18 and the "Schedule of Personal Trust Receivables" is Schedule 4.18.

     (ff) "Personal Trust Records" has the meaning provided in Section 6.7.

     (gg) "Prepaid Expenses" means all prepaid expenses, recorded or otherwise reflected on the books of Colonial as to the Personal Trust Assets that are existing at, and pertain to periods subsequent to, Closing, including prepaid rents, real estate taxes, security deposits, maintenance, service and monitoring Contracts, as shown on the books and records of Colonial prorated on the basis of the period for which each such expense was prepaid based on a 30-day month or a 365-day year, as applicable. The "Schedule of Prepaid Expenses" is
Schedule 4.16.

     (hh) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

     (ii) "Purchase Price" means the amount to be paid by DB&T to Colonial for the Personal Trust Assets as determined pursuant to Section 2.8.

     (jj) "Regulatory Authority" means any federal, state or local governmental body, agency, court or authority that, under applicable Legal Requirements:

         (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over Colonial, Heartland, or DB&T;

         (ii) is required to approve, or give its consent to the Contemplated Transactions; or

         (iii) with which a filing must be made in connection therewith, including, in any case, the Arizona Banking Department, the FDIC and the Iowa Superintendent of Banking.

     (kk) "Settlement Date" means the date of post-closing adjustments to the Purchase Price as provided in Section 10.5.

     (ll) "Settlement Statement" means the statement supported by appropriate exhibits, substantially in the form of Exhibit A, delivered at Closing and showing the computation of the Purchase Price.

     (mm) "Shareholders' Meeting" means the meeting of Colonial shareholders called for the purpose of voting on this Agreement and the Contemplated Transactions.

     (nn) "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, generation skipping tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

     (oo) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     (pp) "Threatened" means a claim, Proceeding, dispute, action or other matter for which any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.


     Section 1.2 Principles of Construction.

     (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply:

         (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's reasonable discretion;

         (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

         (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding";

         (iv)  references  to  a  governmental  or  quasi-governmental   agency,
         authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

         (v) indications of time of day mean Dubuque, Iowa time;

         (vi) "including" means "including, but not limited to";

         (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified;

         (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require;

         (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and

         (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

     (b) The Schedules referred to in this Agreement consist of the agreements and other documentation described and referred to in this Agreement, which Schedules were delivered by Colonial to Heartland before the date of this Agreement. The disclosures in the Schedules, and those in any supplement thereto, shall relate only to the representations and warranties in the section of this Agreement to which they reasonably relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     (c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     (d) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

                                   ARTICLE 2
         TERMS OF PURCHASE AND ASSUMPTION AND TRANSFER OF TRUST BUSINESS

     Section 2.1 Sale of Personal Trust Assets. On the terms and subject to the conditions contained in this Agreement, at the Closing, DB&T shall purchase from Colonial and Colonial shall sell, convey, assign, transfer and deliver to DB&T all of Colonial's rights, title, and interests in and to the Personal Trust Assets as a going concern, free and clear of all liens, security interests, pledges, encumbrances, debts, judgments, contingent liabilities, adverse claims and demands of every kind, character and description whatsoever, including the following:

     (a) all rights under the Fiduciary Accounts and Agency Accounts;

     (b) the Fiduciary and Agency Agreements;

     (c) any confidential and proprietary information and documents involving the Personal Trust Business, present, past and potential customer lists, leads, solicitations, notes explaining the operations of the Personal Trust Business, and all notes regarding discussions with the customers on trust interpretations and operations;

     (d) all claims of Colonial against others related to the Personal Trust Assets or the Personal Trust Liabilities, whether asserted or unasserted and whether now or hereafter existing;

     (e) all of Colonial's transferable right, title and interest in and to the corporate name "Camelback Trust Company" and all variations thereof;

     (f) the Net Accrued WMG Fees Due as of the Closing Date;

     (g) the A/R Soft Dollar Expense Reimbursement;

     (h) the Equipment and Personal Property, as well as all assignable manufacturer's and other guarantees, warranties and associated rights, subject to the liabilities assumed under Section 2.3(d);

     (i) all Prepaid Expenses; and

     (j) all goodwill and going concern value incident or related to the Personal Trust Business.

DB&T shall succeed, immediately after the Closing, to all rights, title, benefits and interests in and to the assets and properties of Colonial to the extent included among the Personal Trust Assets as of the Closing, and shall be entitled to receive all benefits therefrom as if DB&T had itself originally acquired such Personal Trust Assets.


     Section 2.2 Identification of Personal Trust Assets. Schedule 2.1 contains a list of all assets comprising the Personal Trust Assets as of January 20, 2004, organized by category of asset consistent with Section 2.1. All other assets including cash, investments and such other assets as may be mutually agreed upon by Colonial and DB&T are Excluded Assets. An updated Schedule 2.1 containing the foregoing information current as of a date no more than five (5) Business Days prior to the Closing Date shall be delivered to DB&T by Colonial at the Closing.


     Section 2.3 Assumption of Liabilities. Pursuant to the terms of this Agreement, DB&T shall assume at the close of business on the Closing Date the Personal Trust Liabilities as follows:

     (a) the Accrued Expenses incurred only in the Ordinary Course of Business during the calendar month in which the Closing occurs and through the close of business on the date that is five (5) Business Days prior to the Closing Date, all of which shall be shown on Schedule 2.3(a) delivered at the Closing by Colonial to DB&T;

     (b) all liabilities and obligations with respect to maintenance and servicing of the Fiduciary and Agency Accounts after the Closing Date; provided, however, that DB&T specifically does not assume any liabilities or obligations under the Fiduciary and Agency Accounts, including liabilities or obligations resulting from any actions or omissions by Colonial, that occurred or existed on or prior to the Closing;

     (c) all personal property and other taxes assessed in connection with the Personal Trust Assets, provided, such taxes shall be prorated as of the Closing Date based on a 365-day year and reflected on the Settlement Statement; and

     (d)  liabilities   under  the  Infovisa   software   agreement   listed  on
Schedule 2.3(d), except for liabilities arising as a result of Colonial's breach of such agreement prior to Closing.

     Section 2.4 Liabilities Not Assumed. DB&T shall not assume or take title to the Personal Trust Assets subject to, or in any way be liable for, any liabilities or obligations of Colonial (whether or not referred to in any Schedule or Exhibit to this Agreement), except as specifically provided in
Section 2.3, it being expressly acknowledged that it is the intention of the parties hereto that all liabilities and obligations that Colonial has or may have in the future (whether accrued, absolute, contingent, unliquidated or otherwise, whether known to Colonial, and whether due or to become due), other than the Personal Trust Liabilities, shall be and remain the liabilities and obligations of Colonial.


     Section 2.5 Assignment and Fiduciary Substitution. At the Closing, Colonial shall transfer and assign the Personal Trust Business to DB&T, without any further action on the part of either DB&T or Colonial (except as provided for herein) and DB&T shall, to the full extent provided by all applicable Legal Requirements, be deemed the substitute fiduciary for Colonial on each of the Fiduciary and Agency Accounts. At such time on such date and thereafter, DB&T shall, to the full extent provided by all applicable Legal Requirements:

     (a) succeed to all of Colonial's right, title, and interest in all property that Colonial holds as fiduciary with respect to the Personal Trust Business;

     (b) be considered the designee fiduciary in all instruments that have heretofore named Colonial as fiduciary with respect to the Personal Trust Business, and

     (c) perform all the duties and obligations and exercise all the powers and authority connected with or incidental to that fiduciary capacity in the same manner as if DB&T had been originally named or designated fiduciary thereunder, all without the necessity of any instrument of transfer or conveyances.

All costs incurred by Colonial necessary to the substitution of DB&T as fiduciary on the Fiduciary and Agency Accounts shall be the sole cost and expense of Colonial.


     Section 2.6 Situs of Administration of Fiduciary Accounts. Colonial and DB&T do each hereby acknowledge and state that the substitution of DB&T for Colonial with respect to the Fiduciary Accounts pursuant to this Agreement will not cause a transfer of the situs of the administration of such Fiduciary Accounts.


     Section 2.7 Release of Fiduciary Duties. On and effective as of the Closing Date, Colonial shall be released from all ongoing fiduciary duties related to the Personal Trust Business and shall cease to act in all such fiduciary capacities with respect to the Personal Trust Business.


     Section 2.8 Purchase Price of Personal Trust Assets.

     (a) The Purchase Price will be an amount equal to the sum of the following as of the close of business on the Closing Date unless otherwise indicated:

         (i) 1.88 times the amount of the annual recurring fees during the last twelve (12) months ending on the last day of the month immediately preceding the month in which the Closing occurs that are attributable to the Fiduciary and Agency Accounts in existence on January 20, 2004, for which DB&T is duly appointed and/or succeeds to as of the Closing Date;

         (ii) 1.0 times the amount of the estimated annual recurring fees that are attributable to the Fiduciary and Agency Accounts that come into existence after January 20, 2004, for which DB&T is duly appointed and/or succeeds to as of the Closing Date; and

         (iii)  the  Book  Value  of  the  Personal   Trust  Assets   listed  in
         Sections 2.1(f), (g), (h) and (i).

For purposes of this Section, if there are any Fiduciary and Agency Accounts described in Section 2.8(a)(i) that have been in existence for less than twelve (12) months as of the Closing Date, then the amount of the annual recurring fees during the last twelve (12) months for each such account shall be equal to the product of (x) the average monthly fees for such account during the months such account has been in existence, multiplied by (y) twelve (12).

     (b) It is understood that the Dickson Family Trust will terminate prior to Closing, and, therefore, the Dickson Family Trust account is not included in the Fiduciary Accounts or in the price set forth above in Section 2.8(a). If the Dickson Family Trust is still on hand as of the Closing Date, it is agreed that such account will be transferred to DB&T and DB&T shall pay a fee to Colonial equal to one-half (1/2) of the monthly fees received by DB&T on such account from and after the Closing until the earlier of the date such account is terminated or Colonial wraps up its affairs and is dissolved. If the Hazel Dickson Trust or a similar trust created in the process of the termination of the Dickson Family Trust is placed with Colonial prior to Closing, then the price to be paid for such shall be governed by Section 2.8(a)(ii).

     (c) Furthermore, it is understood and agreed that neither the BFALT Disbursing Agent account nor any corporate trust account is included in the Fiduciary Accounts because all such accounts will be or have been transferred to the purchaser of Colonial's corporate trust division.


     Section 2.9 Allocation of Purchase Price. The parties agree to determine the allocation of the Purchase Price in accordance with the procedures set forth in Section 7.7; provided, however, that nothing contained in this Agreement shall require either party or its Affiliates to violate any Legal Requirement.
ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF DB&T

     DB&T and, in those sections where specifically joined by Heartland, Heartland and DB&T, jointly and severally, represent, warrant and agree as follows:

     Section 3.1 Organization. Heartland is a Delaware corporation, validly existing in such capacity and in good standing under the laws of the State of Delaware, and it has the requisite corporate power and authority to execute, deliver and perform this Agreement, subject to the receipt of all required regulatory approvals. DB&T is an Iowa banking association with trust powers, validly existing in such capacity and in good standing under the laws of the State of Iowa, and it has the requisite corporate power and authority to execute, deliver and perform this Agreement, subject to the receipt of all required regulatory approvals.


     Section 3.2 Authorization. The execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions by each of DB&T and Heartland has been duly and validly authorized and approved by all requisite corporate action and such authorization is reflected in the minutes of the meetings of the board of directors of DB&T and Heartland. DB&T shall continuously maintain for a reasonable period of time all components of this Agreement as official records of DB&T and Heartland or any successor thereto. This Agreement is a valid and binding obligation of each of DB&T and Heartland, enforceable in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court (or, if applicable, the administrative agency) before which any Proceedings therefore may be brought.


     Section 3.3 No Conflicts. DB&T and Heartland hereby represent that the execution and delivery of this Agreement by DB&T and Heartland and the consummation by DB&T and Heartland of the Contemplated Transactions will not:
(a) conflict with any of the provisions of the charter, bylaws or other governing instruments of DB&T or Heartland; or (b) conflict with, violate or result in a breach of any Legal Requirement, Order or Contract applicable to DB&T or Heartland, or to which either of them is a party or pursuant to which any of their respective properties is bound.


     Section 3.4 Litigation and Related Matters. There are no Proceedings pending, or, to the Knowledge of DB&T or Heartland, Threatened against either of them that might impair the consummation of the Contemplated Transactions. Neither DB&T nor Heartland is aware of any facts that would reasonably afford a basis for any such Proceeding.

     Section 3.5 Consents. Other than the approval of the shareholders of Colonial as described in Sections 8.3 and 9.3, the FDIC, the Iowa Superintendent of Banking and the Arizona State Banking Department, and subject to the expiration of any applicable waiting periods, no consent, approval or authorization of any Regulatory Authority is required for the execution, delivery and performance by Heartland and DB&T of this Agreement and the consummation by them of the Contemplated Transactions.

     Section 3.6 Compliance with Legal Requirements and Orders. Neither DB&T nor Heartland has any notice of any violation of, and each is in compliance with, all applicable Legal Requirements material to the conduct of its respective business and every Order to which it is subject, a violation of which would adversely the ability of either to perform its respective obligations under this Agreement.


     Section 3.7 Information for Regulatory Approvals. The information furnished or to be furnished by Heartland or DB&T in any regulatory application or amendment thereto filed by either DB&T or Colonial pursuant to Section 7.1 will be true and complete in all material respects as of the date so furnished.


     Section 3.8 No Broker's or Finder's Fees. No agent, broker, investment banker, or other Person acting on behalf of or under authority of Heartland or DB&T or any of their Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the Contemplated Transactions. DB&T shall be solely liable for the payment of any such fees and shall indemnify Colonial with respect to such fees pursuant to Article 13.


                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF COLONIAL

     Colonial represents, warrants and agrees as follows:


     Section 4.1 Organization. Colonial is a nondepository trust company, duly organized, validly existing, and in good standing under the laws of Arizona, and it has the requisite corporate power and authority to execute, deliver and perform this Agreement. Colonial is duly authorized to conduct trust operations in the State of Arizona and in each other state in which it is necessary to conduct its trust operations.


     Section 4.2 Authorization. The execution, delivery and performance of this Agreement and the consummation by Colonial of the Contemplated Transactions have been duly and validly authorized and approved by all requisite corporate action and such authorization is reflected in the minutes of the meetings of Colonial's board of directors. Colonial shall continuously maintain for a reasonable period of time all components of this written Agreement as official records of Colonial or any successor thereto. This Agreement is a valid and binding obligation of Colonial, enforceable in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court (or, if applicable, the administrative agency) before which any Proceedings therefore may be brought.

     Section 4.3 No Conflicts. Except as disclosed on Schedule 4.3, the execution and delivery of this Agreement by Colonial and the consummation by Colonial of the Contemplated Transactions will not: (a) conflict with any of the provisions of the charter, bylaws or other governing instruments of Colonial; or
(b) conflict with, violate or result in a breach of any Legal Requirement, Order or Contract applicable to Colonial, or to which it is a party or pursuant to which any of its properties is bound.


     Section 4.4 Consents. Other than the approval of the shareholders of Colonial as described in Sections 8.3 and 9.3, the FDIC, the Iowa Superintendent of Banking, the Arizona State Banking Department, and subject to the expiration of any applicable waiting period, no consent, approval or authorization of any Regulatory Authority or any third party or parties is required for the execution, delivery and performance by Colonial of this Agreement and the consummation by it of any of the Contemplated Transactions.


     Section 4.5 Compliance with Law. Colonial is in compliance with all Legal Requirements and Orders applicable to the Fiduciary or Agency Accounts or the conduct by it of the Personal Trust Business. Colonial has properly administered all Fiduciary Accounts in accordance with all Legal Requirements. Neither Colonial nor any of its directors, officers or employees, has committed any breach of trust with respect to any Fiduciary or Agency Accounts. Colonial is not charged or, to Colonial's Knowledge, Threatened with, or under investigation with respect to, any violation of any Legal Requirement or any Order to which Colonial is subject relating to any aspect of its Personal Trust Business.


     Section  4.6  Fiduciary  and  Agency  Agreements.  Except  as  provided  in
Schedule 4.6:

     (a) Colonial is in compliance with all requirements and obligations applicable to it under the Fiduciary and Agency Agreements;

     (b) Colonial has not taken any action, nor omitted to take any action, which would, or with the giving of notice or the passage of time or both could, constitute a default or a violation of any fiduciary duty under any Fiduciary or Agency Agreement or cause Colonial to be subject to claims for damages, surcharge, disqualification or removal from any capacity which anyone of them now occupies with respect to any Trust or Agency Agreement, nor has Colonial been so subject to claims for damages, surcharged, disqualified or removed from any such capacity;

     (c) each Fiduciary or Agency Agreement and amendments or modification thereto, was duly executed and delivered (or accepted) by, and constitutes a legal, valid and binding obligation of, Colonial and, to the Knowledge of Colonial, each other party thereto, and is enforceable against Colonial and, to the Knowledge of Colonial, each other party thereto in accordance with its terms; and

     (d) no claim has been made against Colonial and no notice has been received by Colonial questioning the validity or enforceability of any Fiduciary or Agency Agreement or asserting any default or violation of any fiduciary duty thereunder.

     Section 4.7 Personal Trust Records Colonial has maintained all Personal Trust Records that it is required to maintain pursuant to applicable Legal Requirement or the applicable Fiduciary or Agency Agreement.


     Section 4.8 Trust or Agency Standards.

     (a) The Personal Trust Records are retained, protected and duplicated in accordance with prudent fiduciary practices, reasonable and customary industry practices and applicable Legal Requirements. The Personal Trust Records are true and correct in all material respects and reflect all dispositions and acquisitions of assets and receipt and disbursement of funds, and Colonial maintains a system of internal accounting controls, policies and procedures sufficient to make it reasonable to expect that: (i) such transactions are executed in accordance with management's general or specific authorizations; and
(ii) such transactions are recorded in conformity with any applicable accounting principles and in such a manner as to permit preparation of financial statements in accordance with any applicable accounting principles and fiduciary standards and any other criteria applicable to such statements and to maintain accountability for assets.

     (b) The recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (c) The data and transaction processing services of Colonial are of the quality generally maintained by trust businesses similarly situated and are adequate for the performance of the business of Colonial.


     Section 4.9 Successor Trustee Documentation. To the extent that any of the Fiduciary Agreements names a predecessor-in-interest to Colonial as the fiduciary (whether as trustee, guardian, personal representative, agent or otherwise), Colonial:

     (a) has lawfully succeeded its predecessor-in-interest as the fiduciary under such Fiduciary Agreements, and

     (b) shall provide DB&T with true and correct copies of all documents and instruments to establish that Colonial is the duly authorized and lawfully acting successor fiduciary.


     Section 4.10 Trust Business Tax Returns. Where and when required, Colonial has caused to be filed all Tax Returns for any of the Personal Trust Assets.

     Section 4.11 Environmental Liability. To Colonial's Knowledge, with respect to any real estate held (including fee simple ownership interest, leasehold interest and easement rights) and administered pursuant to any of the Personal Trust Assets, whether held in an estate, trust, guardianship, agency relationship, or other fiduciary capacity (collectively, the "Trust Real Estate"), there are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving Colonial or any of the Trust Real Estate that are pending or, to the Knowledge of Colonial, Threatened, nor is there any factual basis for any of the foregoing, as a result of any asserted failure of Colonial, or any predecessor thereof, to comply with any federal, state, county and municipal law, including any statute, regulation, rule, ordinance, Order, restriction and requirement, relating to underground storage tanks, petroleum products, air pollutants, water pollutants or process waste water or otherwise relating to the environment or toxic or hazardous substances or to the manufacture, processing, distribution, use, recycling, generation, treatment, handling, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency and any state department of natural resources or state environmental protection agency now or at any time hereafter in effect (collectively, the "Environmental Laws"). To Colonial's Knowledge, no environmental clearances or other governmental approvals are required for the conduct of the Personal Trust Business or the consummation of the Contemplated Transactions, nor have any substances have been used, stored, deposited, treated, recycled or disposed of on any of the Trust Real Estate which substances if known to be present on, at or under such property, would require clean-up, removal or some other remedial action under any Environmental Law.


     Section  4.12  Litigation  and  Related  Matters.  Except  as set  forth on
Schedule 4.12, there are no Proceedings pending or, to the best of Colonial's Knowledge, Threatened against Colonial that would be reasonably likely to impair the consummation of any of the Contemplated Transactions or that affect any of the Personal Trust Assets or Personal Trust Liabilities being transferred to DB&T pursuant to the terms hereof. Colonial is not aware of any facts that would reasonably afford a basis for any such Proceeding.


     Section 4.13 Assignment of Accounts. As of the Closing Date, DB&T will immediately succeed Colonial as trustee, executor, administrator or other fiduciary of Fiduciary or Agency Accounts where the fees resulting therefrom represent not less than sixty-seven percent (67%) of all of the recurring fees received by Colonial for such services.

     Section 4.14 Financial Statements

     (a) Colonial has furnished to DB&T true and complete copies of: (i) the audited consolidated balance sheets of Colonial as of March 31, 2003 and 2002, and the related audited consolidated statements of income, shareholders' equity and cash flows for such fiscal years; and (ii) the unaudited balance sheet of Colonial as of December 31, 2003 and the related unaudited consolidated statement of income for the nine-month period ended December 31, 2003. All such balance sheets and the related statements of income, shareholders' equity and cash flows are collectively referred to herein as the "Colonial Financial Statements."

     (b) The Colonial Financial Statements fairly present, in all material respects, the financial position of Colonial as of the respective dates thereof and the results of operations and changes in financial position of Colonial for the periods then ended, in conformity with GAAP applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that all such statements do not contain all of the footnote disclosures required by GAAP), and except as otherwise noted therein, the Colonial Financial Statements accurately and fairly reflect in all material respects the transactions of Colonial. The Colonial Financial Statements do not require any additional disclosure to reflect accurately and fairly the financial condition and results of operations of Colonial as of the respective dates of such Financial Statements other than those disclosures covered by the representations and warranties contained in this Article or disclosed to DB&T in or pursuant to schedules to this Agreement.

     (c) In addition to the Colonial Financial Statements, Colonial will furnish to DB&T as soon as they are available, unaudited balance sheets, statements of income, statements of shareholders' equity, and statements of cash flows of Colonial for periods after those covered by the applicable Colonial Financial Statements.


     Section 4.15 Net Accrued WMG Fees Due. Attached as Schedule 4.15 is a true and accurate schedule of the WMG Fees Due and the current commissions payable with respect thereto resulting in a net amount, if any, of WMG Fees Due to Colonial, all as shown on the books of Colonial in connection with the Personal Trust Business ("Net Accrued WMG Fees Due"), as of the date of such
Schedule 4.15. An updated Schedule of Fees and Schedule 4.15 containing information current as of the close of business no more than five (5) Business Days prior to the Closing Date shall be delivered to DB&T by Colonial at the Closing.


     Section 4.16 Prepaid Expenses. Attached as Schedule 4.16 is a true and accurate schedule of all Prepaid Expenses. An updated Schedule of Prepaid Expenses and Schedule 4.16 containing information current as of the close of business no more than five (5) Business Days prior to the Closing Date shall be delivered to DB&T by Colonial at the Closing.

     Section 4.17 Equipment and Personal Property. Attached as Schedule 4.17(a) is a true and accurate schedule of the Equipment and Personal Property, which schedule describes any security interests therein or other liens thereon and the current value of such Equipment and Personal Property on the books of Colonial. Except as disclosed on Schedule 4.17(b), all Equipment and Personal Property is in good operating condition, ordinary wear and tear excepted, and conforms with all material ordinances, regulations, zoning and other laws, whether Federal, state or local. Except as set forth on Schedule 4.17(b), none of such property or equipment is in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost. An updated
Schedule 4.17(a) and Schedule 4.17(b) containing information current as of the close of business no more than five (5) Business Days prior to the Closing Date shall be delivered to DB&T by Colonial at the Closing.


     Section 4.18 Personal Trust Receivables. Attached as Schedule 4.18 is a true and accurate schedule of all Personal Trust Receivables owned by Colonial in connection with the Personal Trust Business. Each Personal Trust Receivable set forth on Schedule 4.18 is a valid and binding obligation of the maker thereof enforceable in accordance with its terms, except that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive relief or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceedings therefore may be brought. Colonial owns each receivable free and clear of all liens, claims and
encumbrances.   An  updated   Schedule  of  Personal   Trust   Receivables   and
Schedule 4.18 containing information current as of the close of business no more than five (5) Business Days prior to the Closing Date shall be delivered to DB&T by Colonial at the Closing.


     Section 4.19 Title to Personal Trust Assets. Colonial is the lawful owner of and has good and indefeasible title to the Personal Trust Assets free and clear of all liens, claims, encumbrances and rights of others, except as disclosed on Schedule 4.19. Delivery to DB&T of the instruments of transfer of ownership contemplated by this Agreement will vest good and indefeasible title to the Personal Trust Assets in DB&T, free and clear of all liens, claims, encumbrances and rights of others.


     Section 4.20 Taxes. All Taxes relating to the Personal Trust Assets that are due and payable by Colonial prior to the Closing have been paid in full, or will be so paid prior to the Closing.


     Section 4.22 No Broker's or Finder's Fees. No agent, broker, investment banker or other Person acting on behalf of or under authority of Colonial or any of its Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the Contemplated Transactions. Colonial shall be solely liable for the payment of any such fees and shall indemnify DB&T with respect to such fees pursuant to
Article 13.

                                   ARTICLE 5
                         COVENANTS OF DB&T AND HEARTLAND

     DB&T and Heartland, jointly and severally, hereby covenant and agree as follows, which covenants and agreements will remain in effect subsequent to the
Closing:


     Section 5.1 Performance of Liabilities. DB&T and Heartland agree to, from and after the Closing, pay, honor, discharge and perform all of the Personal Trust Liabilities, as specifically set forth in Section 2.3.


     Section 5.2 Access to Transferred Records. For seven (7) years following the Closing, DB&T and Heartland shall, to the extent not inconsistent with any Legal Requirement applicable to DB&T or Heartland, provide such copies of the records transferred to DB&T by Colonial as Colonial shall reasonably request, provided that all usual and customary costs incurred in connection with requests by Colonial for such records shall be borne and paid by Colonial.


     Section 5.3 Conditions to Closing. DB&T and Heartland shall use their Best Efforts to satisfy by the Closing Date all of the conditions to the obligations of DB&T hereunder within DB&T's direct or indirect control.


     Section 5.4 Untrue Representations. DB&T shall promptly notify Colonial in writing if DB&T or Heartland becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made in this Agreement or that results in the failure of Heartland or DB&T to comply with any covenant, condition or agreement contained in this Agreement.


     Section 5.5 Litigation and Claims. DB&T shall promptly notify Colonial of any Proceeding pending or Threatened against DB&T or Heartland that questions the validity of this Agreement or any actions taken by DB&T or Heartland pursuant hereto or seeks to enjoin or otherwise restrain any of the Contemplated Transactions.

     Section 5.6 Furnishing Information. DB&T and Heartland shall provide all information, financial statements and documentation as Colonial shall reasonably request in connection with any of the Contemplated Transactions.

                                   ARTICLE 6
                              COVENANTS OF COLONIAL

     During the period from the date hereof to the Closing Date, Colonial hereby covenants and agrees as follows:


     Section 6.1 Preservation of Business. Colonial shall use its Best Efforts to preserve intact its Personal Trust Business, to keep available the services of the present officers and employees of its Personal Trust Business and to preserve the present relationships of Colonial with all personal trust customers and with all entities identified by DB&T and having business dealings with Colonial through its Personal Trust Business, and Colonial shall promptly notify DB&T of any material changes in personnel or customer relations related to its Personal Trust Business.


     Section 6.2 Operations in Ordinary Course.

     (a) Except as otherwise provided in this Agreement, without the prior written consent of DB&T, Colonial shall not engage in any transaction related to its Personal Trust Business, except in Colonial's Ordinary Course of Business and consistent with past practices and applicable Legal Requirements, and shall not take any action that would materially and adversely affect the Personal Trust Assets or the Personal Trust Liabilities to be acquired and assumed hereunder.

     (b) Colonial further covenants that it shall, except with the prior written consent of DB&T, from the date hereof through the Closing Date:

         (i) maintain its books of accounts and records with respect to the Personal Trust Assets and Personal Trust Liabilities in the Ordinary Course of Business and consistent with past practices and applicable Legal Requirements;

         (ii) duly maintain compliance with all Legal Requirements and Contracts to which it is subject or by which it is bound with respect to the Personal Trust Assets, the Personal Trust Liabilities and its Personal Trust Business;

         (iii) maintain any insurance related to the conduct of its Personal Trust Business, in such amounts and of such kinds as are maintained as of the date of this Agreement; and

         (iv) not create or suffer to exist any lien, claim or encumbrance on any of the Personal Trust Assets except for those otherwise permitted under this Agreement.


     Section 6.3 Contracts. Colonial shall not enter into any material Contract with respect to its Personal Trust Business, the Personal Trust Assets or the Personal Trust Liabilities without the prior written consent of DB&T (which consent will not be unreasonably withheld or delayed), except for Contracts in the Ordinary Course of Business and consistent with past practice.

     Section 6.4 Shareholders' Meeting. Colonial, acting through its board of directors, shall, in accordance with applicable Legal Requirements:

     (a) duly call, give notice of, convene and hold the Shareholders' Meeting as soon as reasonably practicable, but in no event later than June 30, 2004, for the purposes of approving and adopting this Agreement and the Contemplated Transactions;

     (b) require no greater than the minimum vote of the outstanding shares of Colonial common stock required by applicable Legal Requirements to approve this Agreement and the Contemplated Transactions;

     (c) subject to its fiduciary duties to the shareholders of Colonial, include in the Proxy Statement (as defined below) the recommendation of its board of directors that the shareholders of Colonial vote in favor of the approval and adoption of this Agreement and the Contemplated Transactions; and

     (d) cause the Proxy Statement to be mailed to the shareholders of Colonial as soon as practicable, and use its Best Efforts to obtain the approval and adoption of this Agreement and the Contemplated Transactions by shareholders of Colonial at the Shareholders' Meeting.


     Section 6.5 Conditions to Closing. Colonial shall use its Best Efforts to satisfy by the Closing Date all of the conditions to the obligations of Colonial hereunder within Colonial's direct or indirect control.


     Section 6.6 Furnishing Information. Colonial shall promptly furnish to DB&T all information concerning Colonial required to be included in any application or filing to be made by DB&T to, or filed by DB&T with, any Regulatory Authority in connection with Contemplated Transactions, or in connection with any related transactions during the pendency of this Agreement, and Colonial represents and warrants that all information so furnished for such statements and applications shall be true and correct.


     Section 6.7 Records. Colonial agrees to deliver all files, records, documents, computer records and instruments relating to the Personal Trust Assets (including original trust indentures, deeds of trust and/or mortgages relating to notes evidencing the Personal Trust Receivables and manuals and maintenance records for the Equipment and Personal Property) and Personal Trust Liabilities (including those reasonably necessary to comply with all applicable Legal Requirements and business practices with respect to the Personal Trust
Receivables)  (collectively,  the  "Personal  Trust  Records")  to  DB&T  at the
Closing.


     Section 6.8 Employment and Non-Competition Agreements. Concurrently with the execution and delivery of this Agreement, Colonial shall cause to be delivered to DB&T an employment and non-competition agreement in the form of Exhibit B, signed by each of Bruce Mitchell and Patricia L. Heitter to be effective at the Closing.

     Section 6.9 Corporate Name. Colonial agrees to use its Best Efforts to transfer to DB&T at the Closing all of Colonial's right, title and interest in the name "Colonial Trust Company" (the "Name Transfer"), provided, however, that if Colonial determines in good faith and in the exercise of reasonable business judgment that it will be unable to make the Name Transfer to DB&T, then in the alternative, Colonial shall be permitted to: (a) make the Name Transfer to DB&T subsequent to the Closing; (b) make the Name Transfer to the purchaser of Colonial's corporate trust provision under the express condition that the "Colonial Trust Company" name not be used in connection with the operation of a personal trust business or division, or the provision of any personal fiduciary products or services, within Maricopa County, Arizona, for a period of twenty (20) years after the Closing; or (c) take such other actions to dispose of such name or otherwise ensure that it will not be used in connection with the operation of a personal trust business or division, or the provision of any personal fiduciary products or services, within Maricopa County, Arizona, for a period of twenty (20) years after the Closing. Colonial agrees to provide to DB&T reasonable advance notice of any actions taken by Colonial in connection with the requirements of this Section.


     Section 6.10 Assignment as Successor Fiduciary. Colonial agrees to use its Best Efforts to cause DB&T as of the Closing Date to immediately succeed Colonial as trustee, executor, administrator or other fiduciary of all of the Fiduciary or Agency Accounts for which Colonial serves as trustee, executor, administrator or other fiduciary as of the date of this Agreement, and for all other Fiduciary or Agency Accounts created between the date of this Agreement and the Closing.


     Section 6.11 Fairness Opinion. Colonial shall use its Best Efforts to obtain as soon as reasonably practicable the opinion of The Bank Advisory Group that the purchase of assets and assumption of liabilities described in this Agreement are fair to Colonial and its shareholders from a financial point of view (the "Fairness Opinion").


                                   ARTICLE 7
                              RECIPROCAL COVENANTS

     Section 7.1 Regulatory Approvals. Colonial and DB&T shall cooperate in preparing, submitting, filing, and publishing (as applicable), and shall file as expeditiously as possible, all applications, notification and report forms, and notices as may be required by applicable Legal Requirements, with respect to the Contemplated Transactions, including those of any Regulatory Authority, and will use their Best Efforts to obtain such approvals and accomplish such actions as expeditiously as possible. If any information included or to be included in any application, notification and report form, or other notice becomes inaccurate, the party to whom the inaccurate information relates shall be obligated to provide, as soon as practicable, such additional information as may be necessary to correct the inaccurate information. Each party shall have the obligation to notify the other party of any indication it receives from any Regulatory Authority that it is unlikely that such authority will approve the Contemplated Transactions. The party that receives or should receive such notice may terminate this Agreement if it reasonably believes that final approval by such Regulatory Authority is unlikely.

     Section 7.2 Conveyances. Each party shall execute and deliver to the other party all such bills of sale and other documents or instruments of conveyance, transfer or assignment, and all such instruments of assumption as are necessary or appropriate to vest in DB&T full and complete title to all the Personal Trust Assets and to subject DB&T to responsibility for the Personal Trust Liabilities assumed hereunder as of the Closing. All of such documents and instruments will be in form and substance reasonably satisfactory to the parties.


     Section 7.3 Further Assurances. Each party hereto shall do all things reasonably necessary or desirable and within its control to effect the consummation of the Contemplated Transactions, and at any time, and from time to time, after the Closing shall, upon the request of the other, do or cause to be done such further acts and execute, acknowledge and deliver all such further documents, instruments, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or reasonably desirable to vest in DB&T the Personal Trust Assets intended to be sold, transferred and assigned, and to evidence DB&T's assumption of the Personal Trust Liabilities pursuant to the provisions of this Agreement.


     Section 7.4 Employees.

     (a) This Agreement is intended to result solely in the transfer of the Personal Trust Assets and Personal Trust Liabilities in connection with the
Personal Trust Business to DB&T, all in accordance with the terms of this Agreement. Except as provided in Section 7.4(b), no transfer of employment of any employee, representative or agent of Colonial employed in connection with the Personal Trust Business or otherwise is intended by the parties. Colonial shall remain solely responsible for its employees, representatives and agents, and agrees to indemnify DB&T against any and all claims, losses, costs and damages of any nature whatsoever, including court costs, costs of investigation, and attorney's fees, arising out of any claims made by such employees, representatives or agents against DB&T, relating in any way to their employment by, or service to, Colonial or their termination by Colonial or the accuracy of the list of employees provided to DB&T. Colonial will file (or cause to be filed) W-2s for its employees for that part of the tax year up to and including the Closing. DB&T will file W-2s for employees of Colonial who become employees of DB&T for that part of the tax year following the Closing.

     (b) Attached as Schedule 7.4(b) is a list of those employees associated with its Personal Trust Business (the "Personal Trust Employees"). Such employees are leased to Colonial by an employee leasing agency. Each may be employed by DB&T without the approval of such agency and without the payment of any fee or penalty.

     (c) DB&T is not hereby, and at no time hereafter will be, adopting, accepting, or assuming any employee benefit plan of Colonial relating to any of its employees or any other Contract, trust, plan, fund, or other arrangement of Colonial that provides for employee benefits or perquisites (collectively, "Employment Arrangements"), and DB&T shall have no liability or obligation whatsoever under any Employment Arrangement to Colonial or to any employees of Colonial, whether or not any of such employees become employees of DB&T, except for such employment offers made by DB&T and accepted by applicable employees. DB&T is not obligated to replace any of the Employment Arrangements for any employees of Colonial who become employees of DB&T. DB&T agrees, however, that except as expressly provided herein, all former employees of Colonial who immediately after the Closing become employees of DB&T shall receive credit for their past service with Colonial for purposes of eligibility and vesting under DB&T's employee benefit plans.

     (d) Prior to the Closing, DB&T and Colonial shall coordinate all communications of employment offers to the Personal Trust Employees; provided, however, that this paragraph shall not be construed to require DB&T and Colonial to act jointly at any time or to allow Colonial any right to make any employment offers on behalf of DB&T or act as DB&T's agent in any respect. Colonial shall permit DB&T at reasonable times prior to the Closing to meet with the Personal Trust Employees, and shall, at DB&T's request, permit DB&T to hold and require such employees to attend training sessions at reasonable times and places so that DB&T can prepare the employees to conduct business on behalf of DB&T immediately after the Closing.

     (e) At the Closing, Colonial shall terminate its lease for employment of each of the full-time and part time Personal Trust Employees engaged by Colonial immediately prior to the Closing. Except as may be otherwise provided in this Section, DB&T shall not be obligated to make any contribution to any plan or program on behalf of any of such employees, or to otherwise provide any compensation or benefits to any of such employees, with respect to any period prior to the Closing. It is further provided that in no way shall DB&T be liable for any claims of any of the Personal Trust Employees which any of them may have against Colonial, and Colonial agrees to indemnify DB&T and hold DB&T harmless from and against any such claim. Colonial shall be responsible for payments for accrued vacation not taken by an employee prior to the Closing Date (which payments shall be made within ten (10) days after the Closing Date or earlier, if required by law) and for the timely payment of all wages, salaries, bonuses, if any, and other compensation with respect to services completed on or prior to the Closing Date.

     Section 7.5 Confidentiality.

     (a) DB&T agrees that all "Confidential Information" (as defined below) shall be kept confidential by DB&T as required by this Section until the Closing and if this Agreement is terminated, for a period of three (3) years following its termination; provided, however, that: (i) any of such Confidential Information may be disclosed to such directors, officers, employees, potential investors and authorized representatives of DB&T or its Affiliates (collectively, for purposes of this Section, "DB&T Representatives") as need to know such information for the purpose of evaluating the Contemplated Transactions (it being understood that such DB&T Representatives shall be informed by DB&T of the confidential nature of such information and shall be required to treat such information confidentially); (ii) any disclosure of Confidential Information may be made to the extent to which Colonial consents;
(iii) Confidential Information may be disclosed by DB&T or any DB&T Representatives to the extent that, in the opinion of counsel to DB&T, DB&T or such DB&T Representative is legally compelled to do so, provided that, prior to making such disclosure, DB&T or such DB&T Representative, as the case may be, consults with Colonial regarding such disclosure and provided further that no such disclosure shall be made if Colonial seeks to obtain a protective order or other appropriate remedy to prevent disclosure (in which event no such disclosure shall be made until such action is disposed of adversely) and provided further that DB&T or such DB&T Representative, as the case may be, disclose only that portion of the Confidential Information as is legally required; and (iv) any of such Confidential Information may be disclosed to any Regulatory Authority or other Person in connection with any notices, applications, or requests submitted thereto. DB&T agrees that none of the Confidential Information will be used for any purpose other than in connection with the Contemplated Transactions. The term "Confidential Information", as used herein, means all information obtained by or on behalf of DB&T from Colonial or its representatives pursuant to this Agreement, other than information which:
(x) was or becomes generally available to the public as a result of the filing of an application or applications for approval of a Regulatory Authority for the Contemplated Transactions or by means other than as a result of disclosure by DB&T or any DB&T Representative or, after the Closing, by Colonial or its Affiliates; (y) was or becomes available to DB&T on a nonconfidential basis prior to the disclosure to DB&T by Colonial or its representatives; or (z) was or becomes available to DB&T from a source other than Colonial and its representatives, provided that the source is not known by DB&T to be bound by a confidentiality agreement with Colonial.

     (b) If this Agreement is terminated, DB&T shall promptly return all Confidential Information to Colonial without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, or other documents prepared by DB&T or DB&T's Representatives shall be destroyed.

     (c) Notwithstanding anything to the contrary in the foregoing provisions of this Section or elsewhere in this Agreement, any party hereto (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Contemplated Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to any party relating to such tax treatment and tax structure; provided, however, that any such information and materials shall be kept confidential to the extent necessary to comply with any applicable Legal Requirements. For purposes of the preceding sentence, the tax treatment and tax structure of the Contemplated Transactions shall not be deemed to include the identity of the parties, or the location of the Personal Trust Assets. The foregoing authorization of disclosure is retroactively effective immediately upon commencement of the first discussions among the parties (or their agents) regarding the Contemplated Transactions, and the parties state and affirm that this tax disclosure authorization has been given on a date which is no later than thirty (30) days from the first day that any party (or any employee, representative, or other agent of such party) first made or provided a statement as to the potential federal income tax consequences that may result from the Contemplated Transactions.

     (d) Colonial agrees that after the Closing it will have the same obligation to keep all Confidential Information as to the Personal Trust Business purchased by DB&T hereunder in trust and confidence and it will abide by the provisions set forth above in the stead of DB&T. DB&T shall have the reciprocal rights of Colonial to enforce these provisions following the Closing.


     Section 7.6 Publicity. Until consummation of the Closing, Colonial and DB&T shall coordinate with each other in advance as to the content of any communication intended for dissemination to the public and to their respective employees which relates to the Contemplated Transactions. Except for any such notices as required by law, neither party shall disseminate any such communication without the prior approval of the other, which approval shall not be unreasonably withheld or delayed. Notwithstanding the above, each of Colonial and Heartland is hereby authorized to prepare and file its own Report on Form 8-K with the Securities and Exchange Commissioner without further consent of any other party hereto.


     Section 7.7 Tax Reporting. The Purchase Price shall be allocated among the Personal Trust Assets as reasonably determined by the parties and as set forth on Schedule 7.7 hereto. Colonial and DB&T agree that any reporting of the Purchase Price or the allocation thereof on IRS Form 8594 under Internal Revenue Code Section 1060 and on any Tax Return or other filing with any Regulatory Authority with respect to Taxes filing shall be consistent with the Final Settlement Statement.

     Section 7.8 Rental of Personal Trust Space. DB&T shall have the right to continue to occupy the present space used for Colonial's Personal Trust Business, being approximately 2,500 square feet located at 5336 N. 19th Avenue, Phoenix, Arizona, for a period not to extend beyond the date that is one (1) year after the consummation of the sale by Colonial of its corporate trust division, pursuant to a lease agreement on commercially reasonable terms and rental rates acceptable to DB&T and Colonial or its successor in interest and failing such agreement at the following rates: the first two months at a monthly rental of $3,125, the next two months at a monthly rental rate of $3,750, the fifth and six months at a monthly rental rate of $4,375, the seventh and eighth months at a monthly rental rate of $5,000, the ninth and tenth months at a monthly rental rate of $5,625, and the eleventh and twelfth months at a monthly rental rate of $6,250. Included in such right of possession and rental payments is access to the Personal Trust officiary, access to the telephone system and lines as is currently being provided, and usual and customary office accommodations, including air conditioning, heat, electricity, cabling and restrooms.


                                   ARTICLE 8
                      CONDITIONS TO OBLIGATIONS OF COLONIAL

     The obligations of Colonial hereunder are subject to the satisfaction on or before the Closing of the following conditions:


     Section 8.1 Corporate Approval. The execution, delivery and performance of this Agreement shall have been duly authorized by all necessary corporate action of DB&T.


     Section 8.2 Absence of Litigation. No Proceeding shall have been instituted or Threatened on or before the Closing Date pertaining to the Contemplated Transactions which, in the reasonable opinion of Colonial, would materially and adversely affect the Contemplated Transactions.


     Section 8.3 Shareholder Approvals. At least the minimum number of outstanding shares of Colonial common stock entitled to vote shall have approved this Agreement and the transactions described herein in accordance with applicable Legal Requirements.


     Section 8.4 Conditions Performed. All the terms, covenants and conditions of this Agreement to be complied with and performed by DB&T on or before the Closing shall have been duly complied with and performed in all material respects, or Colonial shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by DB&T pursuant to
Section 10.3 shall have been delivered or performed in all material respects.


     Section 8.5 Representations. All of the representations and warranties made by DB&T herein shall be true and correct in all material respects as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing.

     Section 8.6 Documentation. The form and substance of all instruments of transfer and other documents required to be delivered pursuant to this Agreement by DB&T shall be reasonably acceptable in all respects to Colonial.


     Section 8.7 Governmental Actions and Approvals. No Regulatory Authority, including the Department of Justice or the State of Arizona, shall have issued any Order or taken or Threatened to take any Proceeding which would or could have the effect of preventing the consummation of the Contemplated Transactions or asserting any liability as a result of such transactions. To the extent required by applicable Legal Requirement, any Regulatory Authority whose approval of the Contemplated Transactions is so required, shall have approved or authorized all of the Contemplated Transactions and all applicable waiting periods following such approvals shall have expired. Any such approval required to be obtained by Colonial or DB&T shall have been granted without the imposition of conditions that are deemed by the affected party to be materially burdensome. No Regulatory Authority shall have instituted any Proceeding or issued any Order to set aside, restrain, enjoin, or prohibit the Contemplated Transactions or to assert any material liability in connection herewith, and in the reasonable opinion of Colonial and DB&T, no such Proceeding or Order shall be imminent.


                                   ARTICLE 9
                        CONDITIONS TO OBLIGATIONS OF DB&T

     The obligations of DB&T hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:


     Section 9.1 Corporate Approval. The execution delivery and performance of this Agreement shall have been duly authorized and approved by all necessary corporate action of Colonial.


     Section 9.2 Absence of Litigation. No Proceeding shall have been instituted or Threatened on or before the Closing pertaining to the Contemplated Transactions which, in the reasonable opinion of DB&T, would materially and adversely affect the Contemplated Transactions.


     Section 9.3 Shareholder Approvals. At least the minimum number of outstanding shares of Colonial common stock entitled to vote shall have approved this Agreement and the transactions described herein in accordance with applicable Legal Requirements.


     Section 9.4 Consents of Third Parties. Colonial shall have obtained all consents of third parties, in form and substance reasonably satisfactory to DB&T, necessary to transfer to DB&T the Personal Trust Assets and the Personal Trust Liabilities and Colonial shall have provided to DB&T a copy of all such consents to DB&T.

     Section 9.5 Conditions Performed. All the terms, covenants and conditions of this Agreement to be complied with and performed by Colonial on or before the Closing shall have been duly complied with in all material respects, or DB&T shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by Colonial pursuant to Sections 10.2 and 10.4 shall have been delivered or performed in all material respects.


     Section 9.6 Representations. All the representations and warranties made by Colonial herein shall be true and correct in all material respects as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing, except that representations and warranties made regarding the updated Schedules shall be true and correct in all material respects as of the Closing Date.


     Section 9.7 Documentation. The form and substance of all instruments of assumption and other documents delivered pursuant to this Agreement by Colonial shall be reasonably satisfactory in all respects to DB&T. Colonial shall have delivered to DB&T updated Schedules as required pursuant to this Agreement.


     Section 9.8 Governmental Actions and Approvals. No Regulatory Authority, including the Department of Justice or the State of Arizona, shall have issued any Order or taken or Threatened to take any Proceeding which would or could have the effect of preventing the consummation of the Contemplated Transactions or asserting any liability as a result of such transactions. To the extent required by applicable Legal Requirements, any Regulatory Authority whose approval of the Contemplated Transactions is so required, shall have approved or authorized all of the Contemplated Transactions and all applicable waiting periods following such approvals shall have expired. Any such approval required to be obtained by Colonial or DB&T shall have been granted without the imposition of conditions that are deemed by the affected party to be materially burdensome. No Regulatory Authority shall have instituted any Proceeding or issued any Order to set aside, restrain, enjoin, or prohibit the Contemplated Transactions or to assert any material liability in connection herewith, and in the reasonable opinion of Colonial and DB&T, no such Proceeding or Order shall be imminent.


                                   ARTICLE 10
                                   THE CLOSING


     Section 10.1 Time and Place of Closing. The Closing shall be on a date agreed to by the parties hereto, and in the event the parties fail to so agree, the Closing shall take place on the last Business Day of the calendar month in which all of the following conditions are satisfied: (a) the receipt of the last required regulatory approval of the Contemplated Transactions; (b) the expiration of the last requisite waiting period; and (c) the satisfaction or waiver in writing of all of the conditions provided for in Articles 8 and 9; whichever is later, provided, however, in no event will the Closing occur later than September 30, 2004, unless extended in writing by the parties. (the "Closing Date").

     Section 10.2 Payment Due at Closing. At the Closing, DB&T shall deliver to Colonial the Purchase Price, by one or more checks or by one or more deposits into Colonial's account. Colonial shall prepare and deliver the Settlement Statement to DB&T two (2) Business Days before the Closing and at the Closing.


     Section 10.3 DB&T Closing Actions or Deliveries. At the Closing, DB&T shall:

     (a) deliver to Colonial a certificate of an authorized officer of DB&T, acceptable to Colonial, dated as of the Closing Date, that the conditions to Colonial's obligations set forth in Sections 8.1, 8.4 and 8.5 have been met and certify as to the absence of any Proceedings as contemplated by Section 8.2;

     (b) execute and deliver to Colonial an Assumption Agreement in the form attached as Exhibit C, as assignee, with respect to the Personal Trust Liabilities; and

     (c) deliver or cause to be delivered to Colonial all other documents and instruments necessary to transfer to DB&T all of Colonial's right, title and interest in and to the Personal Trust Assets and the responsibility for the Personal Trust Liabilities.


     Section 10.4 Colonial Closing Actions or Deliveries. At the Closing, Colonial shall:

     (a) deliver to DB&T updated schedules as provided for herein;

     (b) deliver to DB&T the Settlement Statement and exhibits thereto;

     (c) execute and deliver to DB&T a Bill of Sale and Assignment and Appointment in the form attached as Exhibit D with respect to the Personal Trust Assets;

     (d) execute and deliver to DB&T the General Assignment in the form attached as Exhibit E;

     (e) deliver to DB&T a certificate of the President of Colonial, dated as of the Closing Date, that the conditions to DB&T's obligations set forth in Sections 9.1, 9.3, 9.5, 9.6 and 9.7 have been met and certify as to the absence of any Proceedings as contemplated under Section 9.2 and evidencing the due substitution of DB&T for Colonial as fiduciary under all of the Fiduciary Accounts under applicable Legal Requirements and that no party has objected to such substitution;

     (f) deliver to DB&T an opinion of qualified Arizona counsel in the form of Exhibit F;

     (g) deliver to DB&T possession of the Personal Trust Assets;

     (h) deliver or cause to be delivered to DB&T all other documents and instruments necessary to transfer to DB&T all of Colonial's right, title and interest in and to the Personal Trust Assets and the responsibility for the Personal Trust Liabilities;

     (i) deliver or cause to be delivered to DB&T all  Personal  Trust  Records;
and

     (j) deliver to DB&T an executed limited power of attorney granting to DB&T the power and authority to execute any documents or take any actions necessary to carry on the Personal Trust Business after the Closing.


     Section 10.5 Post Closing Adjustments.

     (a) As soon as reasonably practicable after the Closing, but no later than thirty (30) calendar days thereafter, Colonial shall provide DB&T with final Schedules of Fiduciary and Agency Accounts, Personal Trust Receivables, Equipment and Personal Property, Accrued Expenses, Prepaid Expenses, and Accrued Fees (collectively, the "Final Schedules") that shall accurately reflect the balance of Fiduciary and Agency Accounts, Personal Trust Receivables, Equipment and Personal Property, Accrued Expenses, Prepaid Expenses, and Accrued Fees, making up the Personal Trust Assets and Personal Trust Liabilities, as shown on its financial records as of the close of business on the Closing Date. An authorized officer acceptable to DB&T shall deliver with the Final Schedules a certificate stating that the Final Schedules and all other final computations are true and accurate as of the close of business on the Closing Date.

     (b) DB&T shall have the right to review any and all documents (and to interview any and all of Colonial's personnel) reasonably necessary or desirable to confirm the accuracy of the Final Schedules.

     (c) As soon as reasonably practical after the Closing, but no later than thirty (30) calendar days thereafter, Colonial shall prepare and deliver to DB&T a Final Settlement Statement, substantially in the form of Exhibit G which shall show, based on the Final Schedules delivered pursuant to Section 10.5(a), the calculation of the Final Purchase Price.

     (d) The parties shall make post-closing adjustments on the date that is ten
(10) calendar days following the delivery of the Final Settlement Statement (the "Settlement Date") or the first Business Day thereafter. If the amount shown on the Final Settlement Statement as the "Final Purchase Price" (herein so called) is different from the Closing Payment, then a payment shall be made in the following manner: (x) if the Closing Payment was greater than the Final Purchase Price, Colonial shall refund to DB&T the difference between such amounts; and
(y) if the Closing Payment was less than the Final Purchase Price, DB&T shall pay to Colonial the difference between such amounts. Such refund or payment shall be made promptly by wire transfer in immediately available funds, together with interest thereon for the number of days from and including the Closing Date to such Settlement Date, but excluding such Settlement Date, at the rate per annum equal to the average during such period of thePhoenix average of the daily high and low rates for federal funds on each Business Day during such period, as such rates are published in the Southwest Edition of The Wall Street Journal, computed on the basis of a 365-day year. Payments sent after 3:00 p.m., Phoenix, Arizona, time on the Settlement Date shall be deemed to have been paid on the next Business Day, and the remittance shall bear interest, as calculated pursuant to this section, for such extra day or days.

                                   ARTICLE 11
                             TRANSFER OF OPERATIONS


     Section 11.1 Post Closing Mail. If Colonial receives after the Closing a payment or other mail with respect to the Personal Trust Assets or Liabilities transferred to DB&T, it shall notify DB&T within one (1) Business Day of receipt thereof at the address DB&T may from time to time designate, and thereafter it shall be DB&T's responsibility to retrieve such payment or mail or otherwise provide at DB&T's expense for delivery of the same to DB&T. Colonial agrees to use its Best Efforts to cooperate with DB&T to establish efficient arrangements to accomplish the foregoing. Legal process received in regard to such Personal Trust Assets shall not be forwarded, although copies of the same shall be forwarded if not prohibited by law.


     Section 11.2 Taxpayer Information. Colonial shall deliver (or cause to be delivered) to DB&T at the Closing all information in Colonial's possession or reasonably available to Colonial required by applicable Legal Requirements to be provided to the IRS and/or account holders with respect to the Personal Trust Assets and Personal Trust Liabilities transferred. Colonial hereby certifies that such information, when delivered, shall accurately reflect in all material respects the information provided by Colonial's customers.


     Section 11.3 Receivable Payments. Colonial shall forward to DB&T, within two (2) Business Days of receipt thereof, receivable payments received by Colonial with respect to the Personal Trust Receivables assigned to DB&T pursuant to this Agreement. DB&T shall forward to Colonial, within two (2) Business Days of receipt thereof, receivable payments received by DB&T with respect to any Personal Trust Receivables not assigned to DB&T pursuant to this Agreement.


                                   ARTICLE 12
                                   TERMINATION


     Section 12.1 Events of Termination. This Agreement shall be terminable and, if so terminated, be of no further force or effect between the parties hereto, except as to any liability for breach of any duty, representation, warranty or obligation arising prior to the date of termination, upon the occurrence of any of the following events:

     (a) by mutual written consent of Colonial and DB&T;

     (b) by Colonial, if any of the conditions set forth in Article 8 has not been met by September 30, 2004;

     (c) by DB&T, if any of the conditions set forth in Article 9 has not been met by September 30, 2004;

     (d) by either party if: (i) a representation or warranty of the other party is or becomes false or inaccurate; or (ii) if the other party fails to comply with a covenant in a timely manner, provided that in the case of either clause (i) or (ii), such breach is material to the value or condition of the Personal Trust Business, the Personal Trust Assets or the Personal Trust Liabilities or such breach has a material impact on the other party's ability to consummate the Contemplated Transactions, and, in the case of clause (ii), such failure (provided it can be cured) has not been cured within thirty (30) days of actual knowledge thereof by the breaching party; provided, however, that termination pursuant to this Section 12.1(d) shall not relieve the breaching party of liability for such breach or otherwise; or

     (e) by either party, if any Regulatory Authority having jurisdiction over the Contemplated Transactions notifies DB&T or Colonial in writing that by its final determination it will refuse to grant an approval or consent to any material element of the transaction necessary to the consummation thereof or if such approval or consent contains terms or conditions that either DB&T or Colonial reasonably determines is unduly burdensome to it.

     (f) by Colonial or DB&T if Colonial has not received the Fairness Opinion by June 30, 2004.


     Section 12.2 Manner of Termination. Notwithstanding anything to the contrary herein contained, neither party hereto shall have the right to terminate this Agreement on account of its own breach or any immaterial breach by the other party hereto. If a party hereto desires to terminate this Agreement pursuant to any right under this Article, such termination shall be ineffective unless communicated in writing to the other party.


     Section 12.3 Effect of Termination.  Except as provided in this Article, in
Article 13, and in Sections 7.5, 7.6, and 14.8, if this Agreement is terminated pursuant to Section 12.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Heartland, DB&T, Colonial or any of their respective officers, directors, shareholders and representatives, and all rights and obligations of each party hereto shall cease; provided, however, that, subject to the provisions of this Article, nothing herein shall relieve any party from liability for the breach of any of its covenants or agreements set forth in this Agreement.


     Section 12.4 Expenses. Except as provided below, all Expenses (as defined below) incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Contemplated Transactions are consummated. "Expenses" as used in this Agreement shall consist of all out-of-pocket expenses (including all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with, related to or in preparation for: (a) the authorization, negotiation, execution and performance of this Agreement; (b) the operation of the Personal Trust Business;
(c) the solicitation of shareholder approvals; and (d) all other matters related to the consummation of the Contemplated Transactions.

     Section 12.5 Colonial Termination Payments.

     (a) If this Agreement is terminated by:

         (i) DB&T because: (A) Colonial committed a breach of its covenants or agreements under this Agreement (but not a breach of its representations or warranties); or (B) there is a breach of Colonial's representations or warranties as of the date of this Agreement, unless, in either case, such breach is a result of the failure by Heartland or DB&T to perform and comply in all material respects with any of its respective material obligations under this Agreement which are to be performed or complied with by either of them prior to or on the date required hereunder, or such breach or breaches would not individually or in the aggregate be reasonably expected to have a material adverse effect on the benefits of the Contemplated Transactions to DB&T (in each case described in clauses (A) or (B), a "Colonial Breach Termination"); or

         (ii) DB&T or Colonial because: (A) Colonial did not receive the Fairness Opinion by no later than June 30, 2004; or (B) Colonial's shareholders failed to approve the Contemplated Transactions and this Agreement on or before September 30, 2004 (in each case described in clauses (A) or (B), a "Colonial Shareholder Termination");

and provided in the case of both clauses (i) and (ii), Heartland and DB&T are in material compliance with all of their respective material obligations under this Agreement, then: (x) in the event of a Colonial Breach Termination, Colonial shall pay to Heartland, upon its written demand, an amount equal to the sum of Heartland's Expenses, but not in excess of One Hundred Thousand
Dollars ($100,000), plus an amount equal to Two Hundred Thousand Dollars ($200,000); or (y) in the event of a Colonial Shareholder Termination, Colonial shall pay to Heartland, upon its written demand, an amount equal to the sum of Heartland's Expenses, but not in excess of One Hundred Thousand Dollars ($100,000).

     (b) In addition to any payments described in Section 12.5(a), if there is a Colonial Shareholder Termination, and within eighteen (18) months after such termination of this Agreement Colonial enters into a Contract with any party other than Heartland providing for the acquisition of "control of Colonial or the Personal Trust Business" by such other party, then Colonial shall pay to Heartland, upon its written demand, the additional sum of Two Hundred Thousand Dollars ($200,000).

     (c) For purposes of this Section, the phrase "control of Colonial or the Personal Trust Business" means the acquisition by any Person or group of Persons acting in concert of: (i) legal or beneficial ownership (as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of greater than thirty-five percent (35%) of the then issued and outstanding voting stock of Colonial through any transaction; or (y) all or any part of the Personal Trust Business; provided, however, that in no event shall it mean the sale by Colonial of its corporate trust division.

     (d) The sums payable by Colonial under this Section 12.5 shall constitute liquidated damages and Heartland's receipt thereof shall be Heartland's sole and exclusive remedy under this Agreement against Colonial if the Closing does not occur for all breaches of this Agreement by Colonial or the failure by its shareholders to approve this Agreement, provided, however, that the provisions of this Section shall in no way limit Heartland's rights against any third party.


     Section  12.6  Heartland   Termination   Payments.  If  this  Agreement  is
terminated by Colonial because:

     (a)  Heartland or DB&T  committed a breach of its  respective  covenants or
agreements   under  this   Agreement   (but  not  a  breach  of  its  respective
representations or warranties); or

     (b) there is a breach of the representations or warranties of Heartland or DB&T as of the date of this Agreement;

unless, in either case, such breach is a result of the failure by Colonial to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, or such breach or breaches would not individually or in the aggregate be reasonably expected to have a material adverse effect on the benefits of the Contemplated Transactions to Colonial, and provided that Colonial is in material compliance with all of its material obligations under this Agreement, DB&T shall pay to Colonial, upon its written demand, an amount equal to the sum of Colonial's Expenses, but not in excess of One Hundred Thousand Dollars ($100,000), plus an amount equal to Two Hundred Thousand Dollars ($200,000). The sums payable by DB&T under this Section 12.6 shall constitute liquidated damages and Colonial's receipt thereof shall be Colonial's sole and exclusive remedy under this Agreement if the Closing does not occur for all breaches of this Agreement by Heartland.


                                   ARTICLE 13
                                 INDEMNIFICATION


     Section 13.1 Indemnification by DB&T. DB&T agrees, effective as of the Closing, to pay, and to indemnify, save, defend and hold harmless Colonial and its officers, directors, shareholders and representatives and their respective heirs, successors and assigns (collectively, the "Colonial Insiders"), from and against, and shall reimburse the Colonial Insiders with respect to, any and all Losses, imposed on, incurred by or asserted against the Colonial Insiders (or any of them) in any way relating to or arising from or out of:

     (a) a material breach of or in any statement, representation or warranty of DB&T contained in this Agreement, or any schedule, certificate or other document delivered pursuant hereto or as part of the Contemplated Transactions the result of which, either separately or in the aggregate, causes any of the Colonial Insiders damage in an amount equal to or in excess of $25,000;

     (b) any Proceedings of any nature or kind based on actions or omissions of the DB&T Insiders (as defined below) occurring after the Closing;

     (c) any liability arising out of the operation or administration by the DB&T Insiders of the Personal Trust Assets or the Personal Trust Business after the Closing other than: (i) any liabilities of Colonial related to the Personal Trust Business which are not expressly assumed by DB&T pursuant to this Agreement; (ii) liabilities arising out of the conduct of the Personal Trust Business by the Colonial Insiders prior to the Closing; or (iii) any liability arising out of a breach of duty prior to the Closing by the Colonial Insiders as the same relates to a Fiduciary Account or Agency Account;

     (d) any liability arising out of a breach of duty occurring after the Closing by the DB&T Insiders as the same relates to a Fiduciary Account or Agency Account; and

     (e) a breach of any covenant of DB&T or the failure of DB&T to perform any agreement, covenant or obligation of DB&T contained in this Agreement or document executed pursuant to this Agreement.


     Section 13.2 Indemnification by Colonial. Colonial agrees, effective as of the Closing, to pay, and to indemnify, save, defend and hold harmless DB&T and its officers, directors, shareholders and representatives and their respective heirs, successors and assigns (collectively, the "DB&T Insiders"), from and against, and shall reimburse the DB&T Insiders with respect to, any and all Losses, imposed on, incurred by or asserted against the DB&T Insiders (or any of them) in any way relating to or arising from or out of:

     (a) a material breach of or in any statement, representation or warranty of Colonial contained in this Agreement, or any schedule, certificate or other document delivered pursuant hereto or as part of the Contemplated Transactions the result of which, either separately or in the aggregate, causes the DB&T Insiders damage in an amount equal to or in excess of $25,000;

     (b) any Proceedings of any nature or kind based on actions or omissions by the Colonial Insiders occurring, or circumstances existing, at or prior to the Closing;

     (c) any  liability  related to the  Personal  Trust  Business  other  than:
(i) the Personal Trust Liabilities expressly assumed by DB&T pursuant to this Agreement; (ii) liabilities arising out of the conduct of the Personal Trust Business by the DB&T Insiders after the Closing Date; or (iii) any liability arising out of a breach of duty prior to the Closing by the DB&T Insiders as the same relates to a Fiduciary Account or Agency Account;

     (d) any liability arising out of the operation or administration by the Colonial Insiders of the Personal Trust Assets or the Personal Trust Business on or prior to the Closing;

     (e) any liability arising out of a breach of duty occurring on or before the Closing by the Colonial Insiders as the same relates to a Fiduciary Account or Agency Account; and

     (f) a breach of any covenant of Colonial or the failure of Colonial to perform any agreement, covenant or obligation of Colonial contained in this Agreement or in any other agreement or document executed pursuant to this Agreement.

     Section 13.3 Procedure for Indemnification.

     (a) Promptly, or in any event within ten (10) calendar days (in the case of service of legal process) or within thirty (30) calendar days (in the case of any other claim), following receipt by any party to be indemnified under the provisions of this Article (the "Indemnitee") of notice of any Proceeding, claim, demand or assessment (each, an "Action") against the Indemnitee that might give rise to a claim pursuant to Sections 13.1 or 13.2, the Indemnitee shall give written notice thereof to the party obligated to provide such indemnification under the provisions of this Article (the "Indemnitor") indicating the nature of such claim, the basis therefore and the estimated amount thereof. Failure to give any notice provided hereunder shall in no way be deemed a forfeiture of any Indemnitee's rights to be indemnified hereunder; provided, however, if the Indemnitor shall have been prejudiced in any material respect by such failure so to notify the Indemnitor, the Indemnitor shall have the right to set-off against any amounts payable or that become payable by the Indemnitor under this Agreement the amount by which the Indemnitor has been damaged as a result of such failure to notify the Indemnitor. A claim for indemnity may, at the option of the Indemnitee, be asserted as soon as any claim has been asserted by a third party in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred.

     (b) At any time after the Indemnitee gives notice to the Indemnitor of a claim being made against the Indemnitee for which a claim for indemnity is being asserted, to the extent that such claim is not being defended by any third party under the terms of any applicable insurance policy or policies, the Indemnitee shall permit the Indemnitor, at the option and expense of the Indemnitor, to assume the complete defense of such Action with full authority to conduct such defense and to settle or otherwise dispose of the same (except as hereinafter provided), and the Indemnitee will reasonably cooperate in such defense. To assume such defense, Indemnitor must notify Indemnitee in writing of its election to do so within ten (10) calendar days following receipt of notice of the claim from Indemnitee; if Indemnitor does not so notify Indemnitee within such ten (10) calendar day period, Indemnitor shall be deemed to have elected not to assume such defense. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such Action as provided above, the Indemnitor shall be liable to the Indemnitee for such legal or other expenses subsequently incurred at the request of the Indemnitor by the Indemnitee in connection with the defense thereof.

     (c) The Indemnitor will not, in defense of any such Action, except with the consent of the Indemnitee, which consent will not be unreasonably withheld, consent to the entry of any judgment or enter into any settlement that does not include, as an unconditional term thereof, the release by claimant or plaintiff of Indemnitee from all claims and/or liability in respect thereof.

     (d) As to those Actions with respect to which the Indemnitor does not elect to assume control of the defense: (i) the Indemnitee will afford the Indemnitor an opportunity to participate in such defense, at the Indemnitor's own cost and expense; (ii) the Indemnitee will not settle or otherwise dispose of any of the same without the consent of the Indemnitor, which consent will not be unreasonably withheld; and (iii) the Indemnitor agrees to reasonably cooperate in such defense.

     (e) The Indemnitor shall make payments to the Indemnitee, pursuant to the provisions hereof, with respect to Actions of third parties as follows: with respect to out-of-pocket expenses of the Indemnitee, on demand as incurred, and, with respect to amounts and fees owed to third parties, to the extent not paid directly to such third parties by the Indemnitor, on demand at the time of payment by the Indemnitee to such third party.

     (f) The liability of the Indemnitor hereunder shall be subject to the following limitations:

         (i) subject to the provisions of Section 13.3(e) with respect to out-of-pocket expenses of Indemnitee, the Indemnitor shall pay claims hereunder when a claim against the Indemnitee or its Insiders has been established by a final judgment in litigation with a third party in which the Indemnitor has assumed the defense, or by a settlement with a third party consented to in writing by the Indemnitee; payment of other claims as to which the Indemnitee may contest its liability, or claims not involving third parties, shall be made when the dispute is settled either by litigation or consent; and

         (ii) payments for amounts due the Indemnitee or its Insiders hereunder shall be paid by either cash or cashier's check.


     Section 13.4 Exclusive Right. If the Closing occurs, the indemnification rights of Colonial, the Colonial Insiders, Heartland, DB&T and the DB&T Insiders as set forth in this Article shall be the exclusive remedy of such parties for any Losses relating to, or resulting from or arising out of this Agreement or the Contemplated Transactions. The parties hereto acknowledge that Colonial intends to cease operations after the Closing and distribute the proceeds from the Contemplated Transactions and remaining assets of Colonial to its shareholders as soon as possible after the Closing Date. The indemnification rights created by this Article shall not prohibit Colonial from such intended dissolution.


                                   ARTICLE 14
                                  MISCELLANEOUS


     Section 14.1 Survival. Except as otherwise provided in this Section, and except to the extent an earlier or later expiration date is otherwise expressly provided for in this Agreement, the representations and warranties of each party set forth herein shall survive the Closing for a period of one (1) year, and shall survive any investigation by the other party. The parties hereto will have no liability after such one (1) year period for any breach of any covenants, agreements, representations and warranties set forth herein. Notwithstanding the foregoing provisions of this Section, any claim in respect of which indemnity may be sought under Article 13 shall survive the time it would otherwise terminate under this Section if notice of the claim, inaccuracy or breach giving rise to such right to indemnify shall have been given to the party against whom such indemnity may be sought prior to such time.

     Section 14.2 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (which shall include telecopier communication) and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or telecopied, if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by U.S. mail as provided in this Section:

     If to Heartland or DB&T, to:

                         Dubuque Bank and Trust Company
                         1398 Central Avenue
                         P.O. Box 778
                         Dubuque, Iowa  52004-0778
                         Telephone: (563) 589-1994
                         Telecopier:     (563) 589-1951
                         Attention: Paul J. Peckosh
                                  Executive Vice President Trust and Investments

     with copies to:

                         Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 West Wacker Drive, Suite 2700
                         Chicago, Illinois  60606
                         Telephone: (312) 984-3100
                         Telecopier:     (312) 984-3193
                         Attention: John E. Freechack, Esq.

     If to Colonial, to:

                         Colonial Trust Company
                         5336 N. 19th Avenue
                         Phoenix, Arizona  85015
                         Telephone: (602) 242-5507
                         Telecopier:     (602) 242-5708
                         Attention: John K. Johnson,
                                    President

     with copies to:

                         Burdett, Morgan, Williamson & Boykin, L.L.P.
                         3423 S. Soncy Road, Suite 300
                         Amarillo, Texas 79119
                         Telephone:      (806) 358-8116
                         Telephone:      (806) 358-3154
                         Attention:      Gerald G. Morgan, Jr., Esq.

or to such other Person or place as Colonial shall furnish to DB&T or DB&T shall furnish to Colonial in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided in this Section, five (5) Business Days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; and (d) if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.

     Section 14.3 Entire Agreement, Modifications, Waivers. This Agreement, including any exhibits and schedules hereto, constitutes the entire understanding between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties, whether oral or written, in connection therewith. No modification of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.


     Section 14.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns, but rights under this Agreement may not be assigned and duties hereunder may not be delegated by either party without the written consent of the other, and any such assignment or delegation shall be void and of no force or effect.


     Section 14.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.


     Section 14.6 Governing Law; Jurisdiction; Venue. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Iowa applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws. Any Proceeding seeking to enforce, challenge or avoid any provision of, or based on any right arising out of, this Agreement shall be brought only in the courts of the State of Iowa, County of Dubuque or, if it has or can acquire jurisdiction, in the United States District Court serving the County of Dubuque, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to jurisdiction or venue laid therein. Process in any Proceeding referred to in the preceding sentence may be served on any party anywhere in the world.


     Section 14.7 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party, which fees shall be in addition to any other relief which may be awarded.


     Section 14.8 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be severed from this Agreement, and this Agreement shall continue in full force and effect without said provision; provided, that no such severance shall be effective if it materially changes the economic benefit of this Agreement to either party.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.



Colonial Trust Company                      Heartland Financial USA, Inc.


By:   /s/ John K. Johnson                   By:   /s/ Lynn B. Fuller
      John K. Johnson                                 Lynn B. Fuller
      President                                       Chairman, President and
                                                      Chief Executive Officer


Dubuque Bank and Trust Company


By:   /s/ John K. Schmidt
      John K. Schmidt
      President and Chief Executive Officer

                                    Exhibit A

                          Form of Settlement Statement



     This Settlement Statement is provided pursuant to the terms of that certain Purchase and Assumption Agreement dated as of _________, 2004 (the "Agreement"), between Colonial Trust Company, an Arizona trust company, and Dubuque Bank and Trust Company, an Iowa banking association, and joined in by Heartland Financial USA, Inc., a Delaware corporation. Unless otherwise defined, all capitalized terms used in this Settlement Statement shall have the meanings attributed to them in the Agreement.

                          Calculation of Purchase Price

     Annual recurring fees during the last twelve months
     ending on  the last day  of the  month  immediately
     preceding  the month in which  the Closing  occurs,
     attributable to  Fiduciary  and  Agency Accounts in
     existence on January 20, 2004                                      $_______

     Multiplied by 1.88                                                  x  1.88

     Purchase Price for January 20, 2004 Accounts                       $_______

     Plus Estimated  annual  recurring fees  attributable
     to Fiduciary and Agency Accounts that have come into
     existence after January 20, 2004                                   $_______

     Plus book value of Personal Trust Assets identified
     in Sections 2.1(f), (g), (h) and (i)                               $_______

     Total Purchase Price                                               $_______